United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2011

Black Diamond, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code:  (801) 278-5552

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Event

On March 17, 2011, the Registrant delivered a letter to T. Rowe Price (the “Letter”) approving T. Rowe Price’s request to increase its current beneficial ownership to in excess of 4.9% of the Registrant’s outstanding shares of common stock on behalf of advisory clients.  Such approval is subject to T. Rowe Price not increasing its beneficial ownership to in excess of 10% of the Registrant’s outstanding shares of common stock and T. Rowe Price remaining continuously eligible to report its ownership of the Registrant’s common stock on a Schedule 13G.

A copy of the Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference as if fully set forth herein. The foregoing summary description of the Letter is not intended to be complete and is qualified in its entirety by the complete text of the Letter.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Letter to T. Rowe Price dated March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2011

BLACK DIAMOND, INC.

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Letter to T. Rowe Price dated March 17, 2011.